Cuisine Solutions, Inc. Announces Third Quarter 2008 Financial Results

Net Sales Increase 5.6%, National Restaurant Chain Sales Grow 35%

ALEXANDRIA, Va.—(Business Wire)—May 14, 2008 Cuisine Solutions, Inc. (AMEX: FZN), a leading premium, fully-cooked, frozen food manufacturer, today announced results for its third quarter of fiscal year 2008.  Net sales increased 5.6%, to $25.2 million, from the previous year third quarter sales of $23.9 million.  Sales grew in four of five key channels as compared to the same quarter of fiscal year 2007.  National Restaurant Chain continued to expand with sales up 35.4%, to $3.1 million, reflecting continued product penetration in larger chain restaurants. On Board Services sales also increased 15.4%, to $6.1 million, from sales to additional new airlines and continued product expansion in existing carriers.  Military sales increased 15.3%, to $5.9 million due to increased orders. Food Service sales were up 5.2%, to $4.3 million, from increased purchases from existing and new customers.  New product sales were $5.9 million from continued innovation, an increase of 4.7% compared to the same quarter of fiscal year 2007.

Third quarter fiscal year 2008 net loss was $410,000, a decrease of $8.2 million from the previous fiscal year third quarter net income of $8.6 million. The primary difference was a prior year $7.9 million tax benefit related to a change in valuation allowance.  The remaining decrease in net income was due to lower gross margins associated with higher raw material costs, fuel surcharges, continued increased costs in facility expansions and increased costs associated with new production introductions, particularly in France, and higher general and administrative expenses, most notably a charge for $590,000 related to costs associated with personnel reductions in France. For the third quarter of fiscal year 2008, our gross margin decreased to 19.6% from 21.1% in the same quarter of the prior year.  Although we instituted price increases across all sales channels, manufacturing costs in France continue to be a challenge.  We are working closely with France to seek cost savings from improved production efficiencies and procurement reductions for raw material costs. In the third quarter of fiscal year 2008, research and development expenses increased 10.3%, or $30,000, due to salaries for additional staff; selling and marketing expenses increased 3.1%, or $73,000, due to consulting costs and higher promotion costs; and general and administrative expenses increased 68.2%, or $1,194,000, due primarily to a charge for costs associated with personnel reductions in France of $590,000, an increased allowance for bad debt and increased public company expenses.

The financial statements attached below are without footnotes so readers should obtain and carefully review our Form 10-Q for the quarter ended April 5, 2008, including the footnotes to the financial statements contained therein. We will file the Form 10-Q with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or our website at www.cuisinesolutions.com.

Comparison of the sixteen weeks and forty weeks ended April 5, 2008 and March 31, 2007, respectively

(Unaudited)	Sixteen weeks ended			Forty weeks ended
	April 5,	March 31,	%	April 5,	March 31,	%
	2008	2007	Change	2008	2007	Change
By Geographic Region
USA Sales	$16,641,000	$16,401,000	1.5%	$43,932,000	$ 42,708,000	2.9%
Europe Sales	8,570,000	7,268,000	17.9%	22,169,000	18,362,000	20.7%
Rest of World Sales	34,000	229,000	-85.2%	362,000	282,000	28.3%
Net Sales	$25,245,000	$23,898,000	5.6%	$66,463,000	$ 61,352,000	8.3%

Existing products	$19,333,000	$18,253,000	5.9%	$52,938,000	$ 48,129,000	10.0%
New products	5,912,000	5,645,000	4.7%	13,525,000	13,223,000	2.3%
Net Sales	$25,245,000	$23,898,000	5.6%	$66,463,000	$ 61,352,000	8.3%

By Channel
On Board Services	$ 6,139,000	$ 5,319,000	15.4%	$ 18,108,000	$ 14,081,000	28.6%
Food Service	4,316,000	4,102,000	5.2%	10,943,000	10,196,000	7.3%
Retail	5,789,000	7,104,000	(18.2%)	17,701,000	19,593,000	(9.5%)
Military	5,862,000	5,086,000	15.3%	12,881,000	13,585,000	(5.2%)
National Restaurant Chain	3,139,000	2,287,000	35.4%	6,830,000	3,897,000	73.9%
Net Sales	$25,245,000	$23,898,000	5.6%	$66,463,000	$ 61,352,000	8.3%

CUISINE SOLUTIONS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited)

	Sixteen Weeks Ended		Forty Weeks Ended
	April 5, 2008	March 31, 2007	April 5, 2008	March 31, 2007

Net sales	$25,245,000	$23,898,000	$66,463,000	$61,352,000
Cost of goods sold	20,294,000	18,851,000	53,161,000	47,353,000
Gross margin	4,951,000	5,047,000	13,302,000	13,999,000
Research and development	320,000	290,000	819,000	647,000
Selling and marketing	2,451,000	2,378,000	6,300,000	6,067,000
General and administrative	2,946,000	1,752,000	6,421,000	4,372,000
(Loss) income before non-operating expense and income taxes	(766,000)	627,000	(238,000)	2,913,000
Non-operating income (expense)
Interest expense	(149,000)	(29,000)	(331,000)	(168,000)
Other income, net	141,000	11,000	184,000	27,000
Total non-operating expense	(8,000)	(18,000)	(147,000)	(141,000)
(Loss) income before income tax	(774,000)	609,000	(385,000)	2,772,000
Provision for income tax benefit	364,000	7,889,000	207,000	7,879,000
(Loss) income from continuing operations before discontinued operations	(410,000)	8,498,000	(178,000)	10,651,000
Discontinued operations
Net gain from dissolution of CS Norway	—	116,000	—	116,000
Net gain from discontinued operations	—	116,000	—	116,000
NET (LOSS) INCOME	$(410,000)	$8,614,000	$(178,000)	$10,767,000
Per common share data
Basic earnings:
From continuing operations	$(0.02)	$0.51	$(0.01)	$0.64
From discontinued operations	0.00	0.01	0.00	0.01
Net (loss) income	$(0.02)	$0.52	$(0.01)	$0.65
Diluted earnings:
From continuing operations	$(0.02)	$0.46	$(0.01)	$0.58
From discontinued operations	0.00	0.01	0.00	0.01
Net (loss) income	$(0.02)	$0.47	$(0.01)	$0.59
Weighted average shares outstanding-basic	16,950,904	16,471,879	16,787,866	16,452,149
Common stock equivalents	—	1,960,536	—	1,913,645
Weighted average shares outstanding-diluted	16,950,904	18,432,415	16,787,866	18,365,794

CUISINE SOLUTIONS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	April 5,	June 30,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$209,000	$546,000
Trade accounts receivable, net	8,144,000	5,864,000
Inventory, net	13,357,000	15,081,000
Prepaid expenses	656,000	521,000
Accounts receivable, related parties	12,000	57,000
Deferred tax assets, current portion	605,000	—
Other current assets	525,000	638,000
TOTAL CURRENT ASSETS	23,508,000	22,707,000
Fixed assets, net	14,013,000	12,520,000
Deferred tax assets, net	6,740,000	7,069,000
Investments, non-current	375,000	375,000
Restricted cash	118,000	66,000
Other assets	94,000	83,000
TOTAL ASSETS	$44,848,000	$42,820,000
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,809,000	$6,999,000
Line-of-credit	2,079,000	1,811,000
Accrued payroll and related liabilities	1,780,000	2,486,000
Current portion of long-term debt	882,000	777,000
TOTAL CURRENT LIABILITIES	12,550,000	12,073,000
Long-term debt, less current portion	5,791,000	5,523,000
Asset retirement obligation	601,000	499,000
Deferred rent	154,000	100,000
TOTAL LIABILITIES	19,096,000	18,195,000
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred Stock - $.01 par value, 2,000,000 shares authorized, none issued	—	—
Common Stock - $.01 par value, 38,000,000 shares authorized, 17,130,591 and 16,623,191 shares issued and outstanding at April 5, 2008 and June 30, 2007, respectively.	171,000	166,000
Additional paid-in capital	28,415,000	27,934,000
Accumulated deficit	(4,761,000)	(4,583,000)
Accumulated other comprehensive income
Cumulative translation adjustment	1,927,000	1,108,000
TOTAL STOCKHOLDERS' EQUITY	25,752,000	24,625,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,848,000	$42,820,000

This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2007, as filed with the SEC on September 21, 2007 and in the Company’s Form 10-Q for the quarter ended December 15, 2007 filed with the SEC on January 23, 2008. The risk factors set forth in the Form 10-K and the Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. Among these risks and uncertainties are the Company's assumptions related to the performance of certain aspects of its business upon which its future financial results may be materially reliant, including, without limitation, projected sales generated by its military, retail, onboard services, food service and national restaurant chain channels, changes in product mix and corresponding changes in average unit price and production efficiencies, and costs related to new facilities and other expenditures incident to plans to future growth. Material changes in any of these or other financial factors may cause actual results to differ materially from any projections made herein.  All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cuisine Solutions, Inc., Alexandria, VA

Lillian Liu, 703-270-2918

lliu@cuisinesolutions.com